Exhibit 99.1

FOR IMMEDIATE RELEASE

OCTOBER 18, 2018

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Declares Quarterly Distributions for Third Quarter 2018

ENLC continues declared distribution growth

DALLAS, October 18, 2018 — The EnLink Midstream companies, EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership), today announced their respective quarterly declared distributions for the third quarter of 2018.

The ENLC Board of Directors declared a cash distribution of $0.271 per common unit for the third quarter of 2018, reflecting approximately 1.5 percent growth over the declared distribution for the second quarter of 2018. Additionally, management continues to expect to recommend to the Board a distribution growth rate for ENLC of approximately 5 percent in declared distributions for full-year 2018 over full-year 2017. The cash distribution for the third-quarter 2018 will be paid on November 14, 2018, to unitholders of record on October 29, 2018.

The ENLK Board of Directors declared a cash distribution of $0.39 per common unit for the third quarter of 2018. This cash distribution will be paid on November 13, 2018, to unitholders of record on October 29, 2018.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities. EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

Qualified Notice to Nominees

This information is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Under the rules applicable to publicly traded partnerships, 100 percent of the Master Limited Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Master Limited Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions, and expectations of our management, the matters addressed herein involve certain assumptions, risks, and uncertainties that could cause actual activities, performance, outcomes, and results to differ materially than those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about the amount, timing, and payment of distributions, guidance information regarding distributions, projected or forecasted financial and operating results, objectives, expectations, intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation, (a) the dependence on Devon for a substantial portion of the natural gas that we gather, process, and transport, (b) developments that materially and adversely affect Devon or other customers, (c) Devon’s ability to compete with us, (d) adverse developments in the midstream business may reduce our ability to make distributions, (e) our vulnerability to having a significant portion of our operations concentrated in the Barnett Shale, (f) continually competing for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (g) decreases in the volumes that we gather, process, fractionate, or transport, (h) construction risks in our major development projects, (i) our ability to receive or renew required permits and other approvals, (j) changes in the availability and cost of capital, including as a result of a change in our credit rating, (k) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (l) impairments to goodwill, long-lived assets and equity method investments, and (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties.  These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings (collectively, “EnLink Midstream”) with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update any forward-looking statements.

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